Exhibit 10.10

CTBC BANK Credit limit notice

Your company next time in our bank Annual Review Date for: 112.09.30 . _____

1. Name of credit account and joint guarantor
Credit account name Profit enterprise unified number / ID card number principal	Star Leader Trading Co., Ltd. STAR LEADER TRADING LIMITED ST002713 Chiang Jing Bin	joint guarantor	(1) Chiang Jing Bin (2) J-STAR HOLDING CO.,LTD
co-biller
		Promissory note issuer	—
2. Credit limit

(1) Quota Approval Contents

Quota type	Product Category ( due date )	Quota amount	period ( month )	Interest Rate or Fee
TW00160617 / accounts receivable	Accounts Receivable - Type F	USD 1,000,000	12	1. Interest rate: TaiFX(3M)+1.25% 2. Financing ratio : 80%

(2) Credit conditions

(1)	Transfer and levy a complete set of transaction documents ( including PO, INVOICE, Package list and shipping documents such as P/L), and the remaining conditions are in accordance with the account receivable purchase schedule .
(2)	Semi-annual note on transaction status of buyer -MING CYCLE IND. CO., LTD .

(3) Matters needing attention:

1.	the right to transfer or apply for the use of your account according to the original interest rate / handling fee right to object, upon notification, If your account really needs funds, you and I can jointly agree on the interest rate / handling fee or the transfer amount, and record it in the relevant application form before applying for the transfer. The rest of the matters are subject to the credit of the bank. Contracts and related regulations.

2.	Please provide the meeting minutes of the board of directors for the above amount.

ROC 112 Year 05 month 22 day.

1